AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 1, 2008
Registration No. 333-130276

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post-Effective Amendment to

FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

THE LACLEDE GROUP, INC.
(Exact name of registrant as specified in its charter)

Missouri	74-2976504
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

MARK C. DARRELL OR MARY C. KULLMAN

720 Olive Street
St. Louis, MO 63101
314-342-0500
(Names, address, including zip code, and telephone number, including area code, of agents for service and address, including zip code, and telephone number of registrant’s principal executive offices)

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer  ☒       Accelerated filer  ☐ Non-accelerated filer  ☐        Smaller reporting company  ☐

Deregistration of Securities

The Laclede Group, Inc. (the “Company”) files this post-effective amendment to the registration on Form S-3 (File No. 333-130276) to deregister securities that were registered under such registration statement but were not sold thereunder.  The registration statement registered 600,000 shares of the Company’s common stock, par value $1.00 per share for sale by the Company pursuant to its Dividend Reinvestment and Stock Purchase Plan.  All remaining unsold shares of common stock are hereby deregistered.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of St. Louis, State of Missouri on November 26, 2008.

THE LACLEDE GROUP, INC.
By: /s/ Douglas H. Yaeger
Douglas H. Yaeger Chairman of the Board, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated below on  November 26, 2008.

Signature	Title	Date
/s/ Douglas H. Yaeger Douglas H. Yaeger	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	November 26, 2008

/s/ Mark D. Waltermire Mark D. Waltermire	Chief Financial Officer (Principal Financial & Accounting Officer)	November 26, 2008
*_____________________________ Arnold W. Donald	Director	November 26, 2008
*_____________________________ Edward L. Glotzbach	Director	November 26, 2008
*_____________________________ Anthony V. Leness	Director	November 26, 2008
*_____________________________ W. Stephen Maritz	Director	November 26, 2008
*_____________________________ William E. Nasser	Director	November 26, 2008
*_____________________________ Brenda D. Newberry	Director	November 26, 2008
*_____________________________ John P. Stupp, Jr.	Director	November 26, 2008
*_____________________________ MaryAnn Van Lokeren	Director	November 26, 2008

*By:  /s/ M. C. Kullman
M. C. Kullman
As Attorney-in-Fact for each of the persons indicated

Exhibit Index

Exhibit No.	Description of Exhibit
24.1	Power of Attorney, filed as exhibit 24.1 to Registration Statement on Form S-3, No. 333-155799, incorporated herein by reference (SEC File No. 1-16681)